As filed with the Securities and Exchange Commission on January 10, 2008.

Registration No. 333-108066

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Cooper Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-2657368
(State or other jurisdiction of incorporation or organization)	(I.R.S.Employer Identification Number)

6140 Stoneridge Mall Road, Suite 590

Pleasanton, California 94588

(925) 460-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carol R. Kaufman

Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

The Cooper Companies, Inc.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, California 94588

(925) 460-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Zuccaro, Esq.

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, New York 10022

(212) 906-1200

Approximate date of commencement of proposed sale to the Public: Not Applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-108066) of registrant filed with the Commission on August 18, 2003 as amended on October 1, 2003 (the “Registration Statement”) hereby further amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement and not otherwise sold by the selling securityholders listed therein as of the date this post-effective amendment is filed.

The Registration Statement was filed in accordance with the Registration Rights Agreement dated as of June 23, 2003 filed as Exhibit 4.3 thereto (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the registrant is no longer required to provide or maintain the Registration Statement.

In compliance with the registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the registrant is removing from registration by means of this post-effective amendment any securities remaining unsold.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on the 10th day of January, 2008.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer